UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2023

Smith Micro Software, Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	001-35525	33-0029027
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5800 Corporate Drive Pittsburgh, PA	15237
(Address of Principal Executive Offices)	(Zip Code)
Registrant’s Telephone Number, Including Area Code: (412) 837-5300
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SMSI	NASDAQ
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Security Holders.
(a)    On June 6, 2023, Smith Micro Software, Inc. (the "Company") held its 2023 Annual Meeting of Stockholders (the "2023 Annual Meeting").

(b)    Eight proposals were submitted by the Board to stockholders at the 2023 Annual Meeting. The proposals are described in detail in the Company’s proxy statement for the 2023 Annual Meeting filed with the Securities and Exchange Commission on April 27, 2023 (the “Proxy Statement”). The Company’s outstanding common stock, par value $0.001 per share, was the only class of securities entitled to vote on proposals 1-8 at the 2023 Annual Meeting. At the beginning of the 2023 Annual Meeting, there were 44,560,873 shares of common stock present or represented by proxy at the meeting, which represented 73.54% of the shares of common stock entitled to vote at the 2023 Annual Meeting, which constituted a quorum for the transaction of business at the 2023 Annual Meeting.

The final results of the voting on each proposal are set forth below.

1.    Stockholders elected three directors to the Company’s Board of Directors to hold office until the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified. The votes on this proposal were as follows:

Name of Nominee	For	Withheld	Broker Non-Votes
Chetan Sharma	26,185,298	5,190,655	13,184,920
William W. Smith, Jr.	21,016,377	10,359,576	13,184,920
Gregory J. Szabo	23,138,510	8,237,443	13,184,920

2.    Stockholders approved, on a non-binding advisory basis, the compensation of the Company's named executive officers as disclosed in the Proxy Statement. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
18,289,450	11,391,047	1,695,456	13,184,920

3.    Stockholders approved, on a non-binding advisory basis, a proposal to hold future advisory votes on the compensation of our named executive officers every year. The votes on this proposal were as follows:

One Year	Two Years	Three Years	Abstained	Broker Non-Votes
22,385,825	2,750,071	3,710,347	2,529,710	13,184,920

4.    Stockholders ratified the appointment of SingerLewak LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
37,246,160	5,872,998	1,441,715	0

5.    Stockholders approved an amendment to the Smith Micro Software, Inc. 2015 Omnibus Equity Incentive Plan. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
19,634,496	8,794,361	2,947,096	13,184,920

6.    Stockholders approved, for purposes of complying with Nasdaq Listing Rule 5635(d), of the issuance of shares of our common stock underlying the senior secured convertible notes and warrants issued by the Company pursuant to the terms of that certain Securities Purchase Agreement, dated August 11, 2022, in an amount that may be equal to or exceed 20% of our common stock outstanding. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
22,301,983	8,818,748	255,222	13,184,920

7.    Stockholders did not approve a proposed amendment and restatement of the Company’s amended and restated certificate of incorporation. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
22,050,503	9,015,408	310,042	13,184,920

8.    Stockholders approved a proposal to permit the adjournment of the 2023 Annual Meeting, if necessary, to solicit additional proxies if there were not sufficient votes in favor of proposals no. 6 or 7, however the Company did not adjourn the meeting to solicit additional votes for proposal 7. The votes on this proposal were as follows:

For	Against	Abstained	Broker Non-Votes
20,055,621	10,751,962	568,370	13,184,920

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Smith Micro Software, Inc.

Date: June 8, 2023	By:	/s/ James M. Kempton
James M. Kempton
Vice President and Chief Financial Officer